SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2003

Nektar Therapeutics

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-23556	94-3134940
(Commission File No.)	(IRS Employer Identification No.)

150 Industrial Road

San Carlos, CA 94070

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 631-3100

Item 5.  Other Events

On June 25, 2003, Nektar Therapeutics announced that it has entered into a purchase agreement providing for the sale to certain initial purchasers of $100 million aggregate principal amount of convertible subordinated notes ($125 million if an option to purchase additional notes granted to the initial purchasers is exercised in full).

Nektar’s press release, dated June 25, 2003, titled “Nektar Therapeutics Announces Offering of Convertible Subordinated Notes” is attached hereto as Exhibit 99.1.

Item 7.  Financial Statements and Exhibits

(c) Exhibits

Exhibit Number	Description
99.1	Press Release titled “Nektar Therapeutics Announces Offering of Convertible Subordinated Notes” dated June 25, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEKTAR THERAPEUTICS

Dated:	June 26, 2003	By: /s/ Ajay Bansai
Ajay Bansal

Chief Financial Officer and Vice
President, Finance and Administration